Exhibit 10.1

AMENDMENT #1 TO PROMISSORY NOTE DATED JUNE 1, 2006
BETWEEN PROUROCARE MEDICAL, INC. (“BORROWER”)
AND ROMAN PAULY (“LENDER”)

This Amendment #1 to Promissory Note dated June 1, 2006 between ProUroCare Medical, Inc. (“Borrower”) and Roman Pauly (“Lender”) (the “Note”) is made to extend the original due date of the Promissory Note (August 30, 2006) up to an additional sixty days.

Note Amendments

The clause “PAYMENT TERMS” is hereby deleted and replaced by the following:

PAYMENT TERMS.  This Note is due and payable on or before October 29, 2006.  Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

The following clause is hereby added to the existing terms of the Note:

WARRANT CONSIDERATION.  As consideration for the extension of payment terms, Borrower agrees to issue to Lender a 5-year warrant to acquire shares of ProUroCare Medical Inc. Common Stock at $0.50 per share.  The number of shares subject to this warrant shall be 417 shares per day for each day the Note remains unpaid beginning August 31, 2006.

Both parties hereby agree to the terms of this Amendment #1 as stated above.

EXECUTED this 24th day of August, 2006.

ProUroCare Medical Inc.	Roman Pauly

/s/Maurice R, Taylor II	/s/ Roman Pauly
Maurice R. Taylor II	Roman Pauly
Chairman & CEO